Letterhead of The Bank of New York

[Interpublic]

Ladies and Gentlemen:

   We refer to the Credit Agreement, dated as of September 30, 1992 and effective as of December 30, 1992 between The
Interpublic Group of Companies, Inc. ("Interpublic") and The Bank of New York (the "Agreement").

   We understand that Interpublic is contemplating entering into one or more transactions in which it would purchase United States Treasury securities with a remaining term to maturity of 90 days or less and simultaneously enter into a repurchase transaction with respect to such securities with a securities broker/dealer. You have advised us that (a) all or substantially all of the initial purchase price for these Treasury securities would be paid directly from the proceeds of the repurchase transaction,
(b) the Treasury securities would not be included in a balance sheet of Interpublic prepared in accordance with generally accepted accounting principles in the United States and (c) the face amount of the Treasury securities involved would at no time exceed 15% of Interpublic's consolidated total assets (as reported on the audited statement of financial condition most recently filed with the Securities and Exchange Commission by Interpublic prior to the inception of such a transaction). A transaction of the type described in this paragraph is referred to herein as a "Transaction".

   You have asked us to confirm, and we do hereby irrevocably confirm, that a Transaction of the type described above would not be deemed to constitute or to give rise to an "obligation for money borrowed (or...capitalized lease obligation...obligation under a purchase money mortgage, conditional sale or other title retention agreement or...obligation under notes payable or drafts accepted representing extensions of credit)" as those terms are used in subsection 7(e) of the Agreement. To further effect our mutual understanding set forth herein, we agree pursuant to subsection 8.2(a) of the Agreement that no event occurring in connection with a Transaction will be deemed to give rise to an Event of Default (as defined in the Agreement) under subsection 7(e) of the Agreement, and the Agreement will be deemed to be amended accordingly.



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   This letter shall not affect any provision of the Agreement other than subsections 7(e) and shall not affect or prejudice the status (under subsections 7(e) or any other provision of the Agreement) of any event or transaction other than as specifically set forth herein. We understand and agree that this letter may be relied on by Interpublic and shall be binding upon the Bank (as defined in the Agreement), any successor to or transferee or assignee of the Bank and any Participant (as defined in subsection 8.3 of the Agreement).

                                 Very truly yours,



                                 By
                                       Howard F. Bascom, Jr.
                                       Vice President



Accepted and Agreed to by:

The Interpublic Group of Companies, Inc.

By
   Alan M. Forster
   Vice President & Treasurer



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